Exhibit 4.11

                               DATED 25 July, 2003

                                (1) IQDOS LIMITED

                                       and

                               (2) FUTUREMEDIA PLC

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                                    AGREEMENT
                             RELATING TO THE SALE OF
                      THE WHOLE OF THE ISSUED SHARE CAPITAL
                                 OF TEMP LIMITED

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                                  Thomas Eggar

                                   Solicitors

                                The Corn Exchange
                                  Baffins Lane
                                   Chichester
                                   West Sussex
                                    P019 IGE
                                Tel: 01243 786111
                                Fax: 01243 536787
                                  Ref: NJR/JRC
                               www.thomaseggar.com

THIS AGREEMENT is made the is 25th day of July, 2003

BETWEEN:

(1) IQDOS LIMITED (registered in England no. 03844344) whose registered office is at 45 West Street, Marlow, Buckinghamshire SL7 2LS (the "Vendor"); and

(2) FUTUREMEDIA PLC (registered in England no. 01616681) whose registered office is at Nile House, Nile Street, Brighton BN1 1HW (the "Purchaser")

WHEREAS:

(A) The Company (as defined below) has at the date of this Agreement an authorised share capital of GBP151,000 divided into Ordinary Shares of GBP1 each, of which 150,001 is in issue and is fully paid.

(B) The Vendor has agreed to sell and the Purchaser has agreed to Purchase the Shares (as defined below) on the terms of this Agreement.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and expressions have the following meanings, unless they are inconsistent with the context:


         "Agreement"                     means this  Agreement  (including  the  Recital  and any
                                         schedule or annexure to it);,

         "Business"                      the business of the  provision of  interactive  learning
                                         via  the  internet  as  carried  on by  the  Company  at
                                         Completion

         "Business Day"                  a day (other than a Saturday  or Sunday)  when banks are
                                         open for business in London;

         "Claim"                         means a claim by the Purchaser  against the Vendor under
                                         the Warranties;

         "Company"                       means Temp Limited, a
                                         private company limited by
                                         shares and registered in
                                         England and Wales under
                                         company number 4844149
                                         whose registered office is
                                         at 45 West Street, Marlow,
                                         Buckinghamshire SL7 2LS;

         "Completion"                    means completion of the sale and purchase of the Shares;

         "Confidential Information"      all information received or
                                         obtained as a result of
                                         entering into or
                                         performing, or supplied by
                                         or on behalf of a party in
                                         the negotiations leading
                                         to, this Agreement and
                                         which relates to:

                                         (i) the Company;

                                         (ii) the provisions of
                                         this Agreement;

                                         (iii) the negotiations
                                         relating to this Agreement;

                                         (iv) the subject matter of
                                         this Agreement;

                                         (v) the Purchaser; or

                                         (vi) the Vendor

         "Consideration"                 means the total  purchase price payable by the Purchaser
                                         to the  Vendor in  respect  of the  Shares  pursuant  to
                                         Clause 3;

         "Consideration Shares"          means  1,125,000  ordinary shares of 1 1/9 pence each in
                                         the capital of the Purchaser credited as fully paid;

         "Depositary"                    BNY (Nominees) Limited;

         "Disclosed"                     means fairly disclosed to
                                         the Purchaser expressly
                                         for the purposes of this
                                         Agreement in the
                                         Disclosure Letter and
                                         "fairly" means disclosed
                                         with sufficient
                                         particularity to enable
                                         the Purchaser to assess
                                         the full impact on the
                                         Company of the matter
                                         disclosed;


         "Disclosure                     Letter" means the letter
                                         of the same date as this
                                         Agreement in the agreed
                                         form from the Vendor to
                                         the Purchaser, together
                                         with any attachments,
                                         disclosing matters that
                                         are exceptions to the
                                         Warranties;

         "Employees"                     means the  employees of the Company  further  details of
                                         whom are given in Schedule 2 to this Agreement;

         "Encumbrance"                   means any mortgage,  charge,  security,  interest, lien,
                                         pledge,  hypothecation,  assignment  by way of security,
                                         equity,  claims, right of pre-emption,  option,  charge,
                                         covenant,   restriction,   reservation,   lease,  trust,
                                         order,  decree,   judgment,   title  deficit  (including
                                         retention  of  title  clauses),   conflicting  claim  of
                                         ownership or any third party's  rights or encumbrance of
                                         any nature whatsoever (whether or not perfected);

         "Hive-Down                      Agreement" an agreement
                                         between IQdos Limited and
                                         the Company for the sale
                                         and purchase of the
                                         business of IQdos Limited
                                         executed the date of this
                                         Agreement

         "Intellectual Property Rights"  means design  rights,  trade marks and service marks (in
                                         each  case   whether   registered   or  not),   patents,
                                         registered designs,  copyright,  moral rights, rights in
                                         databases,  utility  models  and  all  similar  property
                                         rights,  whether  registerable  or not,  including those
                                         subsisting  (in any part of the  world)  in  inventions,
                                         designs,  drawings,  performances,   computer  programs,
                                         semiconductor  topographies,  confidential  information,
                                         business  or  brand  names,   domain  names,   metatags,
                                         goodwill or style of  presentation  of goods or services
                                         including   applications  for  protection  of  any  such
                                         rights by registration;

         "Issue Price"                   34.9 US cents per Consideration Share

         "Market                         Value" means the average
                                         of the middle market value
                                         quotations for one issued
                                         share in the capital of
                                         the Purchaser as shown by
                                         the recognised investment
                                         exchange NASDAQ for the 5
                                         consecutive Business Days
                                         immediately prior to the
                                         end of the Restricted
                                         Period;

         "Relevant Price"                means  the  price of a  Consideration  Share  being  the
                                         average of the middle  market value  quotations  for one
                                         issued  share in the capital of the  Purchaser  as shown
                                         by the recognised  investment  exchange NASDAQ for the 5
                                         consecutive  Business  Days  immediately  prior  to  the
                                         Transfer;

         "Restricted Period"             forty (40) days following Completion;

         "Shares"                        means  the  150,001  ordinary  shares  of  GBP1  in  the
                                         Company to be sold fully paid and purchased  pursuant to
                                         Clause 2;

         "Software"                      means the software owned
                                         by Company and as more
                                         specifically identified by
                                         an assignment dated the
                                         date of this Agreement
                                         between the Vendors and
                                         the Company;

         "Transfer"                      as defined under Clause 7.2; and

         "Warranties"                    means the warranties by the Vendor set out in Clause 5.

1.2 Any reference to an enactment or a statutory instrument is a reference to it or them as amended, re-enacted or replaced (before or after the date of this Agreement) and any subordinate legislation made under it.

1.3 The headings used in this Agreement are inserted for convenience only and shall not affect its construction or interpretation.

1.4 Words and expressions used herein importing the singular number shall include the plural number and vice versa and importing one gender shall include any other.

1.5   Any references to a Clause shall be to a clause of this Agreement.

1.6 Reference to persons includes individuals, firms, bodies corporate, unincorporated associations and partnerships.

1.7 The Recitals form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.8 General words introduced by the word "other" shall not be given a restrictive meaning because they are preceded by words indicating a particular class of acts, matters or things and shall not be given a restrictive meaning because they are followed by particular examples intended to be embraced by the general words.

1.9 References to individual persons shall be deemed to include his or her respective heirs, estates, successors in title, personal representatives and assigns.

1.10 Any document being "in the agreed form" means in a form which has been agreed by the parties on or before the date of this Agreement and for identification purposes signed by them or on their behalf by their solicitors.

1.11 Where any statement is qualified by the expression "so far as the Vendor is aware" or any similar expression it shall be deemed to include an additional statement that it has been made after due and careful enquiry.

2.    SALE OF COMPANY

2.1 The Vendor as legal and beneficial owner of the Shares and with full title guarantee shall sell and the Purchaser shall purchase the Shares on and with effect from Completion.

2.2 The Shares shall be sold free from all Encumbrances and together with all rights which now are or at any time may become attached to them and all dividends and distributions declared, made or paid thereon after Completion.

3.    CONSIDERATION

3.1   The Shares shall be sold for the Consideration.

3.2 Any payment made by the Vendor in respect of a breach of any Warranties, or any other payment made pursuant to this Agreement, shall be and shall be deemed to be pro tanto a reduction in the price paid for the Shares under this Agreement.

3.3 The Consideration shall be satisfied by the issue on Completion of the Consideration Shares, credited as fully paid at the Issue Price, to the Depositary on behalf of the Vendor.

3.4 The Vendor shall grant and endeavour to procure that Excel Communications-Limited grants the Purchaser and the Company an e-learning partnership status. This will operate whereby the Vendor and, to the extent the Vendor is able to procure their compliance, Excel Communications (HRD) Limited will be under an obligation whereby if they become aware of any opportunities relevant to the Purchaser's business they will notify these to the Purchaser and in reciprocation, the Purchaser will be under an obligation to notify the Vendor or Excel Communications (HRD) Limited of any opportunities it becomes aware of that relate to their ongoing businesses.

4.    COMPLETION

4.1 Completion shall take place forthwith on execution of this Agreement at the offices of Thomas Eggar, The Com Exchange, Baffins Lane, Chichester, P019 1 GE.

4.2   At Completion:

      4.2.1 the Vendor shall deliver to the Purchaser each of the documents listed in Part 1 of Schedule 1; and

      4.2.2 the Vendor shall procure that all necessary steps are taken properly to effect the matters listed in Part 2 of Schedule I at board meetings of the Company and shall deliver to the Purchaser duly signed minutes of all such board meetings.

4.3 Subject to the Vendor complying with their obligations under Clause 4.2 the Purchaser shall at Completion:

      4.3.2 issue the Consideration Shares to the Depositary on behalf of the Vendor, and procure the issue of American Depositary Receipts in respect of those shares by the Depositary as soon as reasonably practicable; and

      4.3.3 an executed agreement in the agreed form between the Purchaser and the Vendor whereby the Company is permitted to continue in occupation of its office space at 45 West Street, Marlow, Buckinghamshire for a period of 6 months following Completion:

4.3.4 an executed agreement in the agreed form between Sue Harley and the Purchaser to run from the date of Completion.

4.4 Forthwith following Completion the Vendor shall, and shall procure that for the time being, all records, correspondence, documents, files, memoranda and other papers relating to the Company remain at the Vendor's offices in Marlow.

4.5 Subject to Completion and compliance by the Purchaser with its obligations under Clause 3, the Vendor hereby appoint the Purchaser as their attorney in respect of the Shares registered in the Vendor's name pending registration thereof in the name of the Purchaser (or such name as it shall direct) to exercise all voting and other rights attaching to the Shares and to receive all dividends or other distributions in respect thereof.

5.    WARRANTIES BY THE VENDOR

5.1   The Vendor warrants to the Purchaser that:

      5.1.1 it has the right to sell and transfer the full legal and beneficial interest in the Shares to the Purchaser on the terms set out in this Agreement;

      5.1.2 the Company is the owner of the full equitable and legal title to the Software free from any Encumbrances;

      5.1.3 the Company has no assets other than the Software and 6 lap top computers and the other assets transferred pursuant to the Hive Down Agreement;

      5.1.4 so far as the Vendor is aware, the Intellectual Property Rights in the Software are valid and subsisting and the Vendor do not know of, or of any basis for, any claim for revocation, amendment, opposition or rectification or any challenge to ownership or entitlement in respect of the Software, or the Intellectual Property Rights in it;

      5.1.5 so far as the Vendor is aware, neither the Software nor its use or licensing infringes directly, or indirectly, the Intellectual Property Rights of any third party, and no third party has alleged any such infringement;

      5.1.6 the source code of, and all programmers' notes, documentation and drafts relating to, all the Software are in the possession of the Company or under its control, are kept in a secure environment and have not been disclosed to any third party;

      5.1.7 the Company has not entered into any agreement or arrangement in respect of the Software other than the assignment of the Intellectual Property Rights dated the date of this Agreement with the Vendor;

      5.1.8 the Company has no interest in any freehold or leasehold property and no liability of any nature whatsoever in respect of any such property;

      5.1.9 no person is employed or engaged in the Company (whether under a contract of service or contract for services) other than the Employees and Susan Harley and the Employees are all employed directly by the Company and each of the Employees is employed exclusively in the Company. There is no person who has accepted an offer of employment or engagement by the Company but whose employment has not yet started;

      5.1.10 full and accurate particulars of the identities and dates of commencement of employment or engagement or appointment to office and terms and conditions of employment (including all information required by law to be included in particulars of terms of employment) and engagement of all the persons employed or engaged in the Company (whether under a contract of service or contract for services) including (without limitation) all remuneration, incentives, bonuses, expenses, profit sharing or commission arrangements, and other payments, share option schemes, policies of insurance and other benefits whatsoever whether provided on a discretionary or contractual basis have been provided to the Purchaser;

      5.1.11 there is no written claim, demand or liability outstanding or threatened against the Company or the Vendor on the part of any person who has been or is its director or employee (or the dependant of any such person);

      5.1.12 so far as the Vendor is aware, the Company and the Vendor have in relation to each of the Employees (and, so far as relevant, to each of its former employees) complied with all obligations imposed on it by all enactments, regulations and acts in relation to its Employees and has maintained current adequate records regarding the service and terms of employment of each of the Employees;

      5.1.13 there is no outstanding or threatened claim, dispute, legal proceeding or grievance against the Company or the Vendor by any Employee or any person who has been employed or engaged in the Company and so far as the Vendor are aware there is no likelihood of any such dispute, claim or proceedings arising at any time;

      5.1.14 the Vendor and the Company to the extent they do now or have previously engaged the Employees have maintained full compliance with PAYE, national insurance contribution and tax collection obligations in relation to the Employees;

      5.1.15 there are no amounts of remuneration outstanding (including bonuses, and liabilities under section 13 Employment Rights Act 1996 accrued to the date of Completion) to any existing or former employee or director of the Company (other than amounts representing salary accrued due for the current pay period or for reimbursement of legitimate business expenses); and

      5.1.16 none of the Employees of the Company has given notice to terminate, or is under notice of termination of, and there are no grounds on which any such employee or director may give, or may be given, notice to terminate, his employment with the company.

6.    WARRANTIES BY THE PURCHASER

6.1   The Purchaser warrants to the Vendor that:

      6.1.1 the Purchaser is a company duly incorporated, validly existing and in good standing as a private limited company under English Law;

      6.1.2 no resolution for the winding-up of the Purchaser has been passed, and no order for the winding-up of the Purchaser has been made and no petition for the winding-up of Purchaser has been presented, no order for the appointment of an administrator of the Purchaser has been made and no administrative receiver, receiver or liquidator for the Purchaser has been appointed;

      6.1.3 all necessary corporate actions and shareholder authorities required to authorise the execution, delivery and performance by the Purchaser of its obligations under this Agreement have been duly taken and validly obtained and the Purchaser has the corporate power and authority to execute, deliver and perform its obligations under this Agreement;

      6.1.4 this Agreement being duly authorised, executed and delivered by the Purchaser constitutes legal, valid, binding and enforceable obligations of the Purchaser;

      6.1.5 neither the execution and delivery nor this performance by the Purchaser of its obligations under this Agreement does or will conflict with or result in any breach of any of the provisions of, or constitute a default under, the Memorandum and Articles of Association of the Purchaser; and

      6.1.6 no consent, approval, authorisation or order of, and no notice to or filing with, any governmental agency or governmental body or any court is required to be obtained or made by the Purchaser for the transactions contemplated under this Agreement.

7.    LIMITATIONS ON LIABILITY

7.1 In the absence of fraud or dishonesty or wilful non-disclosure on the part of any of the Vendor, their agents or advisors:

      7.1.1 the Purchaser shall not have any claim under the Warranties in respect of any matter if, and to the extent that, it is Disclosed in the Disclosure Letter;

      7.1.2 the Vendor shall not be liable for any Claim unless:

            (a) they have received written notice from the Purchaser giving reasonable details of the Claim and, if practicable, the Purchaser's estimate of the amount involved on or before the expiration of twelve (12) months from Completion;

            (b) the amount of any single Claim, exceeds GBP1,500 and, when aggregated with all other single warranty Claims made on the same occasion or previously, is equal to or exceeds GBP15,000 (in which case the Vendor shall be liable for the whole amount of all of the Claims and not simply the excess);

      7.1.3 subject to sub-clause 7.2, the aggregate liability of the Vendor in respect of the Warranties shall not exceed GBP150,000;

      7.1.4 the Vendor shall not be liable for any Claim if and to the extent that a liability arises or is increased as a result of:

            (a) any voluntary act or omission of the Purchaser (or any persons deriving title from it) or the Company after Completion done or suffered outside the ordinary course of business and other than:

            (A) pursuant to a legally binding obligation entered into by the Company before Completion; or

            (B)   in order to comply with any law; or

            (C)   at the request of or with the consent of the Vendor; or

            (b)   a change in the law.

      7.1.5 the Vendor shall not be liable for any Claim if and to the extent that the Company is able to recover the loss giving rise to the Claim under any insurance policy maintained by the Company at the relevant time; and

      7.1.6 the Purchaser shall not be entitled to recover damages or other more than once in respect of the same loss.

7.2 The Vendor may elect to satisfy the liability of any Claim by transferring to the Purchaser at the relevant time such number or all of the Consideration Shares at the Relevant Price which have an aggregate value equal to the value of the Claim ("Transfer") provided that if the value of all the Consideration Shares at that time is less than the liability arising under the Claim the Vendor shall on completion of the Transfer be make an additional payment equivalent to the value of the Claim less the value of the Consideration Shares transferred at the Relevant Price pursuant to this Clause and in any event sall not be more than GBP150,000.

7.3 If the Vendor makes any payment to the Purchaser or the Company in relation to any Claim pursuant to Clause 7.2 and the Purchaser or the Company subsequently receives from a third party any amount referable to, or any benefit which would not have been received but for the circumstances giving rise to, the subject matter of that Claim, the Purchaser shall, once it or the Company has received such amount or benefit, immediately pay or procure the payment to the Vendor of:

      7.3.1 the amount of such receipt in cash; or at the option of the Purchaser,

      7.3.2 issue back to the Vendor that number of the Consideration Shares at the Relevant Price at the time of their Transfer as have the same value of the amount of such receipt,

      together with any interest or repayment supplement paid to the Purchaser or the Company in respect of it.

8.    CONDUCT OF CLAIMS

8.1   The Purchaser shall notify the Vendor in writing of:

      (a) any claim made against it by a third party which may give rise to a Claim; and

      (b) any claim the Company is entitled to bring against a third party which claim is based on circumstances which may give rise to a Claim.

8.2 The Purchaser shall procure that the conduct, negotiation, settlement or litigation of the claim by or against such third party is, so far as is reasonably practicable, carried out in accordance with the v6shes of the Vendor and at their cost subject to their giving timely instructions to the Purchaser and providing reasonable security for any costs and expenses which might be incurred by the Purchaser or the Company.

8.3 The Purchaser shall not be liable for any delay in giving any notice under sub-clause 8.1 and shall not by reason of such delay be precluded from bringing any Claim against the Vendor.

8.4 The Purchaser shall provide and shall procure that the Company provides to the Vendor and the Vendor's professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Claim and enabling the Vendor to take the action referred to in sub-clause 8.2 and shall allow the Vendor and their advisers to take copies of any relevant documents or records at their expense.

9.    ANNOUNCEMENTS

9.1 No press conference, announcement or other communication concerning Confidential Information or the transactions referred to in this Agreement, or in connection with the Company, shall be made or despatched by the Vendor or its agents, employees or advisers to any third party without the prior written consent of the Purchaser save as may be required by any:

      9.1.1 law; or

      9.1.2 any applicable regulatory authority to which the Vendor are subject where such requirement has the force of law, provided such communication shall be made only after consultation with the Purchaser.

9.2 The restrictions contained in this clause shall continue to apply after Completion without limit in time.

10.   CONFIDENTIALITY

10.1 The parties hereby undertake with each other that each shall both during and after the term of this Agreement preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer or use for his own or any other purposes Confidential Information except:

      10.1.1 in the circumstances set out in Clause 8.2 below;

      10.1.2 to the extent otherwise expressly permitted by this Agreement; or

      10.1.3 with the prior consent in writing of the party to whose affairs such Confidential Information relates.

10.2  The circumstances referred to in Clause 8.1.1 above are:

      10.2.1 where the Confidential Information, before it is furnished to the other party, is in the public domain;

      10.2.2 where the Confidential Information, after it is furnished to the other party, enters the public domain otherwise than as a result of
            (i) a breach by .the relevant party of their obligations in this Clause 8 or (ii) a breach by the person who disclosed that Confidential Information of a confidentiality obligation and the relevant party is aware of such breach;

      10.2.3 if and to the extent a party makes disclosure of the Confidential Information to any person:

            (a)   in compliance with any requirement of law;

            (b) in response to any applicable regulatory authority to which the relevant party is subject where such requirement has the force of law; or

            (c) in order to obtain tax or other clearances or consents from the Inland Revenue or other relevant taxing or regulatory authorities; or

                  PROVIDED THAT any such information shall be disclosed only after consultation with the other party and only to the extent required.


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

10.3 The restrictions contained in this clause shall continue to apply after the Completion without limit in time.

11.   RESTRICTIONS

11.1 The Vendor shall not at any time during the period of twelvemonths from the date of this Agreement without the prior written consent of the Purchaser establish a company or carry on a business of the provision of training which is carried out in all material respects by interactive learning via the internet and which is directly in competition with the Business of the Company

11.2 Whilst the undertaking in Clause 11.1 is considered by the parties to be reasonable in all circumstances, if any one or more should for any reason be held to be invalid but would have been held to be valid if part of the wording thereof was deleted, the said undertakings shall apply with the minimum modifications necessary to make them valid and effective.

11.3 The Vendor, in accordance with NASDAQ exchange regulations shall not deal in the Consideration Shares for the Restricted Period.

12.   COSTS AND EXPENSES

12.1 Each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and other agreements forming part of the transaction.

12.2 For the avoidance of doubt, the Company shall not pay any legal or other professional charges and expenses in connection with any investigation of the Company or its assets or the negotiation, preparation, execution and carrying into effect of this Agreement.

12.3 The Purchaser shall pay all stamp and other transfer duties and registration fees applicable to any document to which it is a party and which arise as a result of or in consequence of this Agreement.

13.   GENERAL

13.1 This Agreement may be executed in any number of counterparts all of which when taken together shall constitute one agreement.


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

13.2 Save for Clause 3.4 (which shall be enforceable by the Company), any person who is not a party to this Agreement may not enforce any of its terms under The Contracts (Rights of Third Parties) Act 1999. Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement to any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this Agreement may be rescinded (in each case), without the consent of any such third party.

13.3 The Vendor agree that they will do or procure the doing of all such acts and things and execute or procure the execution of all such documents as may be required on or subsequent to Completion to vest in the Purchaser legal and beneficial ownership of the Shares in accordance with this Agreement and otherwise to give effect to its terms.

13.4 This Agreement shall be governed by and construed in accordance with the law of England and Wales.

13.5 The parties irrevocably agree to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Agreement.

13.6 Any demand, notice or other communication given or made under or in connection with this Agreement will be in writing. 13.7 Any such demand, notice or other communication will be addressed as provided `in clause
      13.8 and if so addressed will be deemed to have been duly given or made as follows:

      13.7.1 if sent by prepaid first class post, on the second business day after the date of posting; or

      13.7.2 if delivered by hand, upon delivery at the address provided for in this clause 6, unless such delivery occurs on a day which is not a business day or after 4 pm on a business day, in which case it will be deemed to have been given or made at 9 am on the next business day.

13.8 Any demand, notice or other communication will be addressed (subject as provided in this clause 13) to the recipient at the recipient's address stated in this Agreement or at such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service, provided however that in the case of a company it may instead (at the option of the sender) be addressed to its registered office for the time being.

      IN WITNESS whereof this Agreement was signed on the date appearing on page 1.


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

Signed for and behalf of                                     ) /s/ Lee Harley

IQDOS LIMITED                                                )

by                                                           )

                                                             Director

Signed for and behalf of                                     ) /s/ David Bailey

FUTUREMEDIA PLC                                              )

by                                                           )

                                                             Director


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

                                   SCHEDULE 1

                                   Completion

                                     Part 1

1.    Vendor's obligations

      On Completion, the Vendor shall deliver to the Purchaser:

1.1 transfers of the Shares duly executed by the registered holders thereof in favour of the Purchaser or its nominee(s) together with the relevant share certificates in the names of such registered holders;

1.2   the executed Hive Down Agreement;

1.3 an executed assignment of the Software and Intellectual Property Rights from the Vendor to the Company in the agreed form;

1.4 an executed agreement in the agreed form between the Purchaser and the Vendor whereby the Company is permitted to continue in occupation of its office space at 45 West Street, Marlow, Buckinghamshire for a period of 6 months following Completion;

1.5 the written resignations in the agreed form of all the Directors and the secretary or secretaries of the Company from their respective offices, such resignations to take, effect from Completion;

1.6 an executed agreement in the agreed form between Sue Harley and the Purchaser to run from the date of Completion; and

1.7 a print out of the Company customer list database as at the date of Completion (to include current prospects, current contracts, targets and all associated contact information).

                                     Part 2

On Completion, the Vendor shall cause a board meeting of the Company to be held at which:

1. the transfers of the Shares shall be passed for registration and registered (subject to the same being duly stamped, which shall be at the cost of the Purchaser);

2. persons nominated by the Purchaser (in the case of directors subject to any maximum number imposed by the relevant articles of association) shall be appointed additional directors and appointed secretaries

3. the resignations referred to in 1.5 of Part 1 shall be tendered and accepted so as to take effect at the close of the meeting;

4. the secretary shall resign and Peter Machin shall be appointed in its place.


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

                                   SCHEDULE 2

                                  The Employees

                               Emma Marie Pincott
                               Michelle McBarnett
                                   Paul Barass
                                 Russell Curzon
                                  Mark Warfield

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